UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Whitestone REIT

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This proxy statement supplement (‘‘Supplement”) updates and supplements our definitive proxy statement (the ‘‘Proxy Statement’’) filed with the United States Securities and Exchange Commission on April 4, 2025, regarding the 2025 Annual Meeting of Shareholders of Whitestone REIT to be held on Thursday, May 15, 2025 at 9:00 a.m., Central Time (the ‘‘Annual Meeting’’). Except as specifically updated and revised by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement.

2025 ANNUAL MEETING OF SHAREHOLDERS

OF

WHITESTONE REIT

SUPPLEMENT NO.1 DATED MAY 2, 2025 TO THE PROXY STATEMENT

OF

WHITESTONE REIT

DATED APRIL 4, 2025

Dear Shareholders:

We are asking for your support for the proposals to be voted on at Whitestone REIT’s 2025 Annual Meeting of Shareholders and to express our appreciation for your independent analysis in conducting your evaluation. Our Board of Trustees continues to unanimously recommend you cast your vote FOR all proposals.

VOTE FOR

PROPOSAL 2 – AMENDMENT TO THE 2018 LONG-TERM EQUITY INCENTIVE OWNERSHIP PLAN

Specifically, we would like to draw your attention to Proposal 2, approval of an amendment to the Whitestone 2018 Long-Term Equity Incentive Ownership Plan (the “Plan”) which:

●

Provides our team members and other service providers, who are responsible for the management, growth, and direction of our business, with incentives and rewards to encourage them to continue in the service of Whitestone.

●	Represents a critical part of our overall compensation program.
●	Is designed to meet these objectives by providing these individuals with a proprietary interest aligned with the long-term growth, profitability, and financial success of Whitestone.
●	Will increase the number of common shares of the Company available for issuance under the Plan by an additional 2,250,000 shares and extend the term of the Plan by ten years.

The Amendment also incorporates certain governance best practices, including:

●

Dividends and dividend equivalent rights for full-value awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

●	Dividend equivalents will not be awarded for options or stock appreciation rights.
●	Transition from a “single trigger” to a “double trigger” vesting in connection with a change in control.
●	Updates the Change in Control definition which omits termination of the chief executive officer without cause provision.

On April 20, 2025, Institutional Shareholder Services (“ISS”), a proxy advisory firm, issued voting recommendations relating to our 2025 Annual Meeting. In its report, ISS supported our say-on-pay proposal, noting the pay and performance alignment of our executive compensation program. Nevertheless, ISS ultimately recommended shareholders vote against Proposal 2, applying quantitative tests that we believe have significant shortcomings when applied to our industry, business model, and equity compensation needs. Given ISS’ recommendation, we believe it is important that we provide support as to why ISS has not appropriately analyzed the Plan and why the Plan is reasonable and in the best interests of Whitestone’s shareholders.

Following is further detail on the following key issues that are the central reasons why the Plan is reasonable and in the best interest of shareholders.

●

Whitestone’s Total Shareholder Return of 20% and 60% for the respective one- and three-year periods ending 12/31/2024 are the 62nd and 100th percentiles when compared to the Company’s compensation peer group.

●	Our CEO’s total compensation and long-term incentives for 2024 and the prior three years is below the Company’s compensation peer group median while delivering well above market returns.
●	Whitestone’s stock-based compensation expense in 2023 and 2024 is below the compensation peer group 50th percentile.
●

The annual run rate of shares utilized is in line with industry peers and would provide the Company with approximately 4.5 years’ worth of stock to award employees at the Company. This runs counter to ISS’ estimate of nearly eight years’ worth of stock to award employees of the Company.

●	The Plan features and practices are aligned with market best practices.

Company Performance

●	Whitestone had the highest Total Shareholder Return relative to its company selected peer group during the 3-year period from 12/31/2021 to 12/31/2024.

Stock-Based Compensation Expense

●

Compared to company peers, Whitestone’s stock-based compensation expense as reported in its filings with the United States Securities and Exchange Commission was below the 25th percentile in 2023 and at the 34th percentile in 2024.

		Stock-Based Compensation Expense ($MM)
Company	Ticker	2023	2024
Acadia Realty Trust	AKR	$12.75	$12.79
Armada Hoffler Properties, Inc.	AHH	$3.68	$5.10
BRT Apartments Corp.	BRT	$4.77	$4.88
Centerspace	CSR	$4.03	$3.01
City Office REIT, Inc.	CIO	$4.09	$4.32
Community Healthcare Trust Incorporated	CHCT	$19.97	$9.99
CTO Realty Growth, Inc.	CTO	$3.67	$3.64
Getty Realty Corp.	GTY	$5.58	$5.93
InvenTrust Properties Corp.	IVT	$9.02	$9.90
LTC Properties, Inc.	LTC	$8.48	$9.05
NETSTREIT Corp.	NTST	$4.82	$5.66
One Liberty Properties, Inc.	OLP	$5.37	$4.96
Retail Opportunity Investments Corp.	ROIC	$12.71	$0.00
Saul Centers, Inc.	BFS	$1.42	$1.72
Urban Edge Properties	UE	$7.81	$10.43

25th Percentile		$4.06	$3.98
50th Percentile		$5.37	$5.10
75th Percentile		$8.75	$9.47

Whitestone REIT	WSR	$3.73	$4.58

Percentile Rank		20%	34%

Plan Features & Practices

AWARD DESIGN

●

ISS noted a concern related to the Plan in that it does not explicitly restrict the vesting of any awards granted from the Plan earlier than one year from the date of grant. We note the Company’s historical practice when granting awards from the Plan to employees is to vest such awards over multi-year periods. Further, a restriction of the vesting period would conflict with the Company’s approach to equity-based compensation for the Board of Trustees, which has historically been supported by shareholders.

●	For 2024, 70% of the CEO’s long-term incentive awards were delivered as performance-vesting awards, which is in line with market practice and is not reflected in ISS’ research report.

PLAN DURATION

●

The Plan proposal is anticipated to provide a sufficient number of shares for Whitestone to continue to attract, retain and motivate key talent for a duration of time that is in line with peer and industry norms and well below the duration calculated by ISS.

For all of these reasons, the Whitestone Board of Trustees believes the amendment to the Plan is reasonable, in the best interest of shareholders, aligned with market best practices and unanimously recommends a vote “FOR” for Proposal No. 2 - Approval of the First Amendment to the 2018 Long-Term Equity Incentive Ownership Plan

Your vote is important. Please carefully consider the proposals included in our proxy statement, as well as matters discussed in these additional proxy materials, and vote your shares as follows:

●	FOR the election of six trustees to serve a one-year term.
●	FOR the approval of an amendment to the 2018 Long-Term Equity Incentive Ownership Plan.
●	FOR the approval of an advisory vote on the compensation of our named executive officers.
●	FOR the ratification of the appointment of Pannell Kerr Forester of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Whether or not you plan to attend the 2025 Annual Meeting, we encourage you to read the proxy statement and these additional materials and submit your proxy or voting instructions as soon as possible. If you have already returned your proxy card or provided voting instructions to your broker, you do not need to take any action unless you wish to change your vote. Information regarding how to vote your shares and revoke previously submitted proxies is available in the proxy statement.

Only shareholders of record at the close of business on February 18, 2025 or their proxy holders may vote at our 2025 Annual Meeting. Our definitive proxy statement and Whitestone’s 2024 annual report are available at www.proxyvote.com.